UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
January 14, 2005

(Date of Earliest Event Reported: January 14, 2005)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 14, 2005, we completed the sale of our remaining interest in Enterprise Products GP, LLC and Enterprise Products Partners L.P. (Enterprise) to affiliates of EPCO, Inc. for approximately $425 million. The transaction includes El Paso’s 9.9% membership interest in the general partner of Enterprise and approximately 13.5 million common units in Enterprise.  With the close of this transaction, El Paso has received total cash proceeds of $1.8 billion from the sale of its interest in the former GulfTerra Energy Partners, L.P. and related assets.  A copy of our press release dated January 14, 2005 announcing the closing of these transactions is attached hereto as Exhibit 99.A.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description

99.A	Press Release dated January 14, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

 Dated:  January 14, 2005

EXHIBIT INDEX
Exhibit Number	Description

99.A	Press Release dated January 14, 2005.